Designated Filer: Warburg, Pincus Ventures, L.P.
Issuer & Ticker Symbol:   Skillsoft Public Limited Company (SKIL)
Date of Event Requiring Statement:  October 30, 2006



                                                                    Exhibit 99.3

                            JOINT FILERS' SIGNATURES


   WARBURG PINCUS PARTNERS, LLC
   By:  Warburg Pincus & Co., its Managing Member

   By: /s/ Scott A. Arenare                              Date:
      --------------------------------------------            ------------------
      Name:   Scott A. Arenare
      Title:  Partner

   WARBURG PINCUS LLC

   By: /s/ Scott A. Arenare                              Date:
      --------------------------------------------            ------------------
      Name:   Scott A. Arenare
      Title:  Managing Director

   WARBURG PINCUS & CO.

   By: /s/ Scott A. Arenare                              Date:
      --------------------------------------------            ------------------
      Name:   Scott A. Arenare
      Title:  Partner


   By: /s/ Scott A. Arenare                              Date:
      --------------------------------------------            ------------------
      Name:   Charles R. Kaye
      By:     Scott A. Arenare, Attorney-in-Fact*


   By: /s/ Scott A. Arenare                              Date:
      --------------------------------------------            ------------------
      Name:   Joseph P. Landy
      By:     Scott A. Arenare, Attorney-in-Fact**


* Power of Attorney given by Mr. Kaye was previously filed with the SEC on March 2, 2006 as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.

** Power of Attorney given by Mr. Landy was previously filed with the SEC on March 2, 2006 as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.


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